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                                   Exhibit4(a)



                           March 28, 1997


To: Fairmount Chemical Co., Inc.


The current indebtedness of Fairmount both to the Fairmount Fund and the Estate of William E. Leistner, both due on October 1, 1997 is hereby extended to April 1, 1998 for both debts.



/s/Sondra Jacoby Leistner              /s/William E. Setzler
--------------------------             ----------------------
   Sondra Jacoby Leistner                 William E. Setzler
   Co-Executor of the Estate              Co-Executor of the Estate
   of William E. Leistner                 William E. Leistner





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